Exhibit 99.1

AMSC Reports Fourth Quarter and Full Fiscal Year 2018 Financial Results and Provides Business Outlook

Company to host conference call tomorrow, June 6 at 10:00 am ET

Ayer, MA – June 5, 2019 – AMSC (Nasdaq: AMSC), a global solutions provider serving power grid and wind industry leaders, today reported financial results for its fourth quarter and full fiscal year 2018 ended March 31, 2019.

Revenues for the fourth quarter of fiscal 2018 were $14.6 million, compared with $13.5 million for the same period of fiscal 2017. The year-over-year increase was driven by higher Grid and Wind segment revenues.

AMSC’s net loss for the fourth quarter of fiscal 2018 was $8.4 million, or $0.41 per share, compared to a net loss of $6.0 million, or $0.30 per share, for the same period of fiscal 2017. The Company’s non-GAAP net loss for the fourth quarter of fiscal 2018 was $4.6 million, or $0.23 per share, compared with a non-GAAP net loss of $5.0 million, or $0.25 per share, in the same period of fiscal 2017. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Revenues for the full fiscal year 2018 were $56.2 million as compared to $48.4 million in fiscal year 2017. AMSC reported net income for fiscal year 2018 of $26.8 million, or $1.29 per diluted share, compared to a net loss of $32.8 million, or $1.73 per share in fiscal year 2017. The Company's non-GAAP net loss for full year fiscal 2018 was $13.0 million, or $0.64 per share, compared with a non-GAAP net loss of $32.2 million, or $1.70 per share, for fiscal year 2017.

Cash, cash equivalents and restricted cash on March 31, 2019 totaled $78.2 million, compared with $34.2 million at March 31, 2018.

“In fiscal 2018, we grew and diversified our grid business and finished the year with a record grid backlog for execution in fiscal 2019.  We also grew our wind business.” said Daniel P. McGahn, Chairman, President and CEO, AMSC. “We anticipate significant growth in our grid business in fiscal 2019, driven by expected higher revenues from D-VAR, VVO, SPS and REG. We expect to support Inox Wind Limited as they look to enhance their competitive position in the Indian wind market. In fiscal 2019, we look forward to growing AMSC from a position of financial and operational strength.”

AMSC Reports Q4FY18 Results                                                                                                                                                                                                                             Page 2

Business Outlook

For the first quarter ending June 30, 2019, AMSC expects that its revenues will be in the range of $10 million to $13 million.  The Company’s net loss for the first quarter of fiscal 2019 is expected not to exceed $9 million, or $0.42 per share.  The Company's non-GAAP net loss (as defined below) is expected not to exceed $7.5 million, or $0.35 per share.  The Company expects an operating cash flow to be a burn of $5 million to $7 million in the first quarter of fiscal 2019.  This guidance does not include any tax payments or other costs related to the final settlement payment from Sinovel.  The Company expects cash, cash equivalents and restricted cash on June 30, 2019, to be no less than $73 million.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, June 6, 2019, to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 1-800-479-1004 or 1-323-794-2597 and using conference ID 7618827. A replay of the call may be accessed 2 hours following the call by dialing (888) 203-1112 or 719-457-0820 and using conference ID 7618827.

About AMSC (Nasdaq: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. The Company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, D-VAR, D-VAR VVO, Gridtec, Windtec, and Smarter, Cleaner … Better Energy are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

AMSC Reports Q4FY18 Results                                                                                                                                                                                                                             Page 3

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release about our anticipation of significant growth in our grid business in fiscal 2019; our expected higher revenues from D-VAR, VVO, SPS and REG; our expectation that we will support Inox as they look to enhance their competitive position in the Indian wind market; AMSC growth in fiscal 2019 from a position of financial and operational strength; our expected GAAP and non-GAAP financial results for the quarter ending June 30, 2019, our expected cash, cash equivalents and restricted cash balance on June 30, 2019; and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: A significant portion of our revenues are derived from a single customer, Inox, and we cannot predict if and how successful Inox will be in executing on Solar Energy Corporate of India ("SECI") orders under the new central and state auction regime, and any related failure by Inox to succeed under this regime, or any delay in Inox’s ability to deliver its wind turbines, could result in fewer electric control systems shipments to Inox; We have a history of operating losses and negative operating cash flows, which may continue in the future and require us to secure additional financing in the future; Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; We may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit;  Changes in exchange rates could adversely affect our results of operations; If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; Our financial condition may have an adverse effect on our customer and supplier relationships; Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government, and additional funding of such contracts may not be approved by U.S. Congress; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; We may experience difficulties re-establishing our HTS wire production capability in our Ayer, Massachusetts facility; We may not realize all of the sales expected from our backlog of orders and contracts; Our business and operations would be adversely impacted in the event of a failure or security breach of our information technology infrastructure; Failure to comply with evolving data privacy and data protection laws and regulations or to otherwise protect personal data, may adversely impact our business and financial results; We rely upon third-party suppliers for the components and subassemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; If we fail to implement our business strategy successfully, our financial performance could be harmed; Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share;  Many of our customers outside of the United States may be either directly or indirectly related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We have had limited success marketing and selling our superconductor products and system-level solutions, and our failure to more broadly market and sell our products and solutions could lower our revenue and cash flow;  We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits;  Our success depends upon the commercial adoption of the REG system, which is currently limited, and a widespread commercial market for our products may not develop; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy;  We have operations in, and depend on sales in, emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets; Changes in India’s political, social, regulatory and economic environment may affect our financial performance; Our products face intense competition, which could limit our ability to acquire or retain customers; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; Lower prices for other fuel sources may reduce the demand for wind energy development, which could have a material adverse effect on our ability to grow our Wind business; Adverse changes in domestic and global economic conditions could adversely affect our operating results; We face risks related to our intellectual property; We face risks related to our technologies; We face risks related to our legal proceedings; We face risks related to our common stock; and the important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2019, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q4FY18 Results                                                                                                                                                                                                                             Page 4

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,		Twelve months ended March 31,
	2019	2018	2019	2018
Revenues
Grid	$10,965	$9,670	$34,290	$34,109
Wind	3,624	3,828	21,917	14,294
Revenues	14,589	13,498	56,207	48,403

Cost of revenues	11,825	10,504	42,190	44,608

Gross profit	2,764	2,994	14,017	3,795

Operating expenses:
Research and development	2,301	2,904	9,874	11,594
Selling, general and administrative	5,720	5,614	22,028	22,577
Gain on Sinovel settlement	1,000	—	(52,698)	—
Amortization of acquisition related intangibles	85	85	340	183
Loss on contingent consideration	—	—	—	71
Restructuring and impairment	—	199	450	1,527
Total operating expenses	9,106	8,802	(20,006)	35,952

Operating income (loss)	(6,342)	(5,808)	34,023	(32,157)

Change in fair value of derivatives and warrants	(1,068)	(762)	(3,725)	706
Gain on sale of minority interests	—	216	127	1,167
Interest income (expense), net	348	53	1,117	147
Other income (expense), net	541	(351)	1,599	(2,800)

Income (loss) before income tax benefit expense (benefit)	(6,521)	(6,652)	33,141	(32,937)

Income tax expense (benefit)	1,832	(657)	6,380	(161)

Net income (loss)	$(8,353)	$(5,995)	$26,761	$(32,776)

Net income (loss) per common share
Basic	$(0.41)	$(0.30)	$1.32	$(1.73)
Diluted	$(0.41)	$(0.30)	$1.29	$(1.73)

Weighted average number of common shares outstanding
Basic	20,442	20,044	20,335	18,967
Diluted	20,442	20,044	20,726	18,967

AMSC Reports Q4FY18 Results                                                                                                                                                                                                                             Page 5

CONSOLIDATED BALANCE SHEET

(In thousands, except per share data)

	March 31, 2019	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$77,483	$34,084
Accounts receivable, net	7,855	7,365
Inventory	12,119	19,780
Note receivable, current portion	2,888	3,000
Prepaid expenses and other current assets	3,053	2,947
Total current assets	103,398	67,176

Property, plant and equipment, net	8,972	12,513
Intangibles, net	2,890	3,230
Note receivable, long term portion	—	2,559
Goodwill	1,719	1,719
Restricted cash	715	165
Deferred tax assets	1,357	542
Other assets	279	271

Total assets	$119,330	$88,175

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	15,885	12,625
Derivative liabilities	4,942	1,217
Deferred revenue, current portion	7,557	13,483
Total current liabilities	28,384	27,325

Deferred revenue, long term portion	7,962	8,454
Deferred tax liabilities	1,698	110
Other liabilities	93	57
Total liabilities	38,137	35,946

Stockholders' equity:
Common stock, $0.01 par value, 75,000,000 shares authorized; 21,651,631 and 21,138,689 shares issued at March 31, 2019 and 2018, respectively	216	211
Additional paid-in capital	1,044,622	1,041,113
Treasury stock, at cost, 235,518 and 165,094 shares at March 31, 2019 and 2018, respectively	(2,101)	(1,645)
Accumulated other comprehensive (loss) income	(5)	883
Accumulated deficit	(961,539)	(988,333)
Total stockholders' equity	81,193	52,229

Total liabilities and stockholders' equity	$119,330	$88,175

AMSC Reports Q4FY18 Results                                                                                                                                                                                                                             Page 6

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve months ended March 31,
	2019	2018
Cash flows from operating activities:

Net income (loss)	$26,761	$(32,776)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	4,609	11,459
Stock-based compensation expense	3,030	2,692
Provision for excess and obsolete inventory	878	434
Write-off prepaid taxes	—	(82)
Gain on sale from minority interest investments	(127)	(1,167)
Change in fair value of warrants and contingent consideration	3,725	(635)
Non-cash interest expense	(224)	19
Other non-cash items	(117)	793
Changes in operating asset and liability accounts:
Accounts receivable	(529)	1,145
Inventory	5,007	(2,423)
Prepaid expenses and other current assets	(365)	558
Accounts payable and accrued expenses	2,839	(2,956)
Deferred revenue	(2,773)	(1,888)
Net cash provided by (used in) operating activities	42,714	(24,827)

Cash flows from investing activities:
Net cash provided by investing activities	2,169	15,602

Cash flows from financing activities:
Net cash provided by (used in) financing activities	(299)	15,278

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(635)	452

Net increase in cash, cash equivalents and restricted cash	43,949	6,505
Cash, cash equivalents and restricted cash at beginning of year	34,249	27,744
Cash, cash equivalents and restricted cash at end of year	$78,198	$34,249

AMSC Reports Q4FY18 Results                                                                                                                                                                                                                             Page 7

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended March 31,		Twelve months ended March 31,
	2019	2018	2019	2018
Net income (loss)	$(8,353)	$(5,995)	$26,761	$(32,776)
Gain on sale of interest in minority investments	—	(216)	(127)	(1,167)
Gain on Sinovel settlement, net	1,000	—	(52,698)	—
Stock-based compensation	629	578	3,030	2,692
Amortization of acquisition-related intangibles	85	85	340	183
Consumption of zero cost-basis inventory	—	(220)	—	(734)
Change in fair value of warrants and contingent consideration	1,068	762	3,725	(635)
Non-cash interest expense	—	—	—	19
Tax effect of adjustments	933	35	5,925	177
Non-GAAP net loss	$(4,638)	$(4,971)	$(13,044)	$(32,241)

Non-GAAP net loss per share	$(0.23)	$(0.25)	$(0.64)	$(1.70)
Weighted average shares outstanding - basic and diluted	20,442	20,044	20,335	18,967

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP OPERATING CASH FLOW

(In thousands)

March 31, 2019
Operating cash flow	$42,714
Sinovel settlement (net of legal fees and expenses)	(52,740)
Tax effect of adjustments	2,377
Non-GAAP operating cash flow	$(7,649)

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss

(In millions, except per share data)

Three months ending
June 30, 2019
Net loss	$(9.0)
Stock-based compensation	1.4
Amortization of acquisition-related intangibles	0.1
Non-GAAP net loss	$(7.5)
Non-GAAP net loss per share	$(0.35)
Shares outstanding	21.4

AMSC Reports Q4FY18 Results                                                                                                                                                                                                                             Page 8

Note: Non-GAAP net loss is defined by the Company as net income (loss) before; gain on sale of minority investments; gain on Sinovel settlement, net; stock-based compensation; amortization of acquisition-related intangibles; consumption of zero cost-basis inventory; changes in fair value of warrants and contingent consideration;  non-cash interest expense; other unusual charges or items, and the tax effect of adjustments. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. The Company is not able to provide the change in fair value of warrants on a forward-looking basis without unreasonable efforts because the calculation for that change is primarily driven by the closing price and volatility of the Company's stock at the end of each fiscal quarter, which cannot be reasonably estimated at this time, and therefore the Company's non-GAAP net loss guidance does not include the impact from any change in fair value of warrants.  The Company does not expect a further gain on sale of minority investments or gain on Sinovel Settlement, net, and therefore the Company's non-GAAP net loss guidance does not include the impact from these adjustments.  Actual non-GAAP net loss for the fiscal quarter ending June 30, 2019, including the above adjustments, may differ materially from those forecasted in the table above.

Non-GAAP operating cash flow is defined by the Company as operating cash flow before: Sinovel settlement (net of legal fees and expenses); tax effect of adjustments; and other unusual cash flows or items. The Company believes non-GAAP operating cash flow assists management and investors in comparing the Company’s operating cash flow across reporting periods on a consistent basis by excluding these  non-recurring cash items that it does not believe are indicative of its core operating cash flow. Actual non-GAAP operating cash flow for the fiscal quarter ending June 30, 2019, including the above adjustments, may differ materially from that forecasted in the table above.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net loss is set forth in the table above.

AMSC Contacts

Investor Relations Contact:

LHA Investor Relations

Sanjay M. Hurry

(212) 838-3777

amscIR@lhai.com

Public Relations Contact:

RooneyPartners LLC

Bob Cavosi

646-638-9891

rcavosi@rooneyco.com

AMSC Communications Manager:

Nicol Golez

Phone: 978-399-8344

Email: Nicol.Golez@amsc.com